Exhibit 4.3
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                              NSTAR
                 Votes of the Board of Trustees
                at the September 28, 2000 Meeting
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    VOTED:      That, pursuant to votes of the Trustees
                adopted on December 16, 1999 and January
                27, 2000, the Company is hereby authorized to issue and sell an additional
                $200,000,000 aggregate principal amount of the Company's 8% Notes due February 15,
                2010 (the "Additional Notes") to be issued under and in accordance with the provisions of Article Three of the Indenture dated
                January 12, 2000 between the Company and
                Bank One Trust Company, N.A., as Trustee
                (the "Indenture Trustee"), as amended and supplemented as of the date hereof (the
                "Indenture").

    VOTED: That the Additional Notes be issued as part of the Company's series of 8% Notes due
                February 15, 2010, of which $300,000,000
                aggregate principal amount of such Notes were issued on February 15, 2000 (the
                "Original Notes"), in accordance with and pursuant to the Indenture; the Additional
                Notes shall have the same terms and
                conditions, including maturity and interest rate, as the Original Notes, and each of the Chairman, the President, the Senior
                Vice President, Treasurer and Chief
                Financial Officer, the Vice President,
                Controller and Chief Accounting Officer, and the Assistant Treasurer is hereby authorized, in the name and on behalf of the Company, to fix the other terms of the offer and sale of the Additional Notes, including, but not limited to, the price to the underwriters and the public offering price; subject to the following limitations:

                Effective Interest Rate: an all in effective
                                         rate to the Company
                                         not to exceed 8.5%

    VOTED: That the form of the Additional Notes shall be the same form as the Original Notes which were presented to and approved by the Trustees on January 27, 2000; and each of the Chairman, the President, the Senior
                Vice President, Treasurer and Chief
                Financial Officer, the Vice President,
                Controller and Chief Accounting Officer, and the Assistant Treasurer is hereby authorized to make such changes, insertions and omissions as are required or permitted by the Indenture and to complete the form of Additional Notes, the completion of such Additional Notes to be conclusive evidence that the same has been approved by the Company.

    VOTED: That each of the Chairman, the President, the Senior Vice President, Treasurer and
                Chief Financial Officer, the Vice
                President, Controller and Chief Accounting
                Officer, and the Assistant Treasurer is
                hereby authorized, in the name and on
                behalf of the Company, to execute and
                deliver a Purchase Agreement in a form
                approved by such officer or officers with one or more investment bankers, including
                Goldman, Sachs & Co., relating to the
                Additional Notes, with such changes,
                insertions and omissions as the officer or officers executing the same may approve, such execution and delivery to be conclusive evidence of the authorization and approval thereof by the Company.

    VOTED:      That the designation of Bank One Trust
                Company, N.A. as the transfer agent,
                registrar and paying agent for the Original
                Notes is hereby extended to the Additional
                Notes; and that the Indenture Trustee and such transfer agent, registrar and paying agent shall be entitled to the estate, powers, rights, authorities, benefits, privileges and immunities set forth in the Indenture; and that such resolutions, if any, as are customarily requested by the Indenture Trustee and each such transfer agent, registrar and paying agent with respect to its authority are hereby adopted and shall be filed with the minutes of this meeting.

    VOTED: That each of the Chairman, the President, the Senior Vice President, Treasurer and
                Chief Financial Officer, the Vice
                President, Controller and Chief Accounting
                Officer, and the Assistant Treasurer is
                hereby authorized to file with the
                Indenture Trustee such certificates, orders and other documents as in the judgment of such officers or officer will comply with the provisions of the Indenture and the Purchase Agreement, and to execute, order the authentication of, issue and deliver the Additional Notes in accordance therewith.

    VOTED: That each of the Chairman, the President, the Senior Vice President, Treasurer and
                Chief Financial Officer, the Vice
                President, Controller and Chief Accounting
                Officer, and the Assistant Treasurer is
                hereby authorized to execute and deliver such other documents and take such further actions in the name of the Company as the officers or officer so acting shall deem advisable to implement the foregoing votes, such execution and delivery or the taking of any action to be conclusive evidence of its authorization by the Company.
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This is to certify that the above and foregoing is a true and correct copy of votes adopted by the Board of Trustees of NSTAR at a meeting duly convened and held on the 28th day of September, 2000, at which meeting the entire board of Trustees was present and voting, and that such votes have not been annulled, revoked or amended in any way, but are in full force and effect.



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                                  /s/ Michael P. Sullivan
                                  Secretary/Clerk

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